                                                                     EXHIBIT 2.7

                            STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (the "Agreement") is made as of April 5, 1999
                                       ---------
by and among:

     (i)    Aerovox Incorporated (the "Company");
                                     -------

     (ii) Hobir Holding B.V., Kato Holding B.V., Bires Investments B.V., Kasri Holding B.V., Tako Holding B.V. and Renko Investments B.V., each a corporation organized under the laws of The Netherlands (the "Sellers"); and
             -------

     (iii)  Enrique Sanchez Aldunate (the "Seller Stockholders")
                                           -------------------

                                   Recitals
                                    --------

     1. On or about the date hereof, the Company has acquired or will acquire substantially all of the outstanding stock of Capacitores Unidos S.A. de. C.V. pursuant to Stock Purchase Agreements dated April 5, 1999 between the Company and each of the Sellers (the "Stock Purchase Agreements").
                              -------------------------

     2. The Seller Stockholders own all of the outstanding shares of Sellers stock (the "Seller Shares") of the Sellers.
            -------------

     3. Upon the Closing (as defined below), Sellers shall have acquired 700,000 Company Shares (as defined herein) of the Company's common stock, par value U.S.$0.01 per share ("Common Stock").
                            ------------

     4. The parties believe that it is in the best interests of the Company, the Seller and the Seller Stockholders to set forth their agreements on certain matters with respect to the transfer of the Company Shares and the Seller Shares.

                                 Agreement
                                 ---------

     Therefore, the parties hereto hereby agree as follows:

5.   EFFECTIVENESS; DEFINITIONS.

     5.1. Closing.  This Agreement shall become effective upon consummation of
          -------
the closing (the "Closing") under the Stock Purchase Agreements.
                  -------

     5.2. Definitions.  Certain terms are used in this Agreement as specifically
          -----------
defined herein. These definitions are set forth or referred to in Section 10 hereof.

6.   PUT OPTION.

     6.1. Put Options.  At any time during the period commencing on the fourth
          -----------
anniversary of this Agreement and ending on the thirtieth day thereafter, the holders of the Company Shares shall have the right to sell, and the Company shall be required to purchase, for the Put Price (as determined herein) all, but not less than all, of the Company Shares (the "Put Option"). In order to
                                               ----------
obligate the Company to purchase the Company Shares pursuant to this Section 2.1, a majority of the holders of the Company Shares must deliver to the Company written notice of the exercise of such Put Option (the "Put Notice") on or prior
                                                        ----------
to the thirtieth day after the fourth anniversary of this Agreement and if such notice is given, all holders of Company Shares shall be obligated to sell their Company Shares pursuant to this Section 2.

     6.2. Put Price. The purchase price for the purchase and sale of the Company
          ---------
Shares pursuant to Section 2.1 (the "Put Price") shall be the book value of the
                                     ---------
Company Shares at the end of the Company's most recent fiscal year ended immediately prior to the fourth anniversary of the date of this Agreement, as determined in accordance with GAAP as then in effect and as shown on the audited balance sheet of the Company for the last day of the most recent audited fiscal period.

     6.3. Closing.  The closing of the purchase and sale of the Company Shares
          -------
pursuant to the exercise of the Put Option pursuant to this Section 2 shall take place no later than 60 days after the Put Notice (the "Put Closing Date") at the
                                                       ----------------
principal office of the Company or if such closing would violate applicable law, at such later date as permitted by applicable law, but in no event later than 90 days after the Put Notice. At the closing of the purchase and sale of Company Shares pursuant to this Section 2, each holder of Company Shares shall deliver to the Company a certificate or certificates representing its Company Shares duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary stock (or equivalent) transfer tax stamps affixed, and the Company shall pay to such holder by certified or bank check or wire transfer of immediately available federal funds the Put Price. The delivery of a certificate or certificates for the Company Shares by any Person selling Company Shares pursuant to this Section 2 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Company Shares; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Company Shares as contemplated; and (iii) such Company Shares are free and clear of any and all liens or encumbrances.

7.   SHAREHOLDER TRANSFER RESTRICTIONS.

     7.1. Transfer Restrictions.  So long as no default has occurred and is
          ---------------------
continuing under any of the notes issued under the Stock Purchaser Agreement, prior to the fourth anniversary of the date hereof, no holder of Company Shares shall Transfer any of such Company Shares to any other Person except that a holder of the Company Shares may Transfer any or all of such Company Shares to any Seller or any Seller Stockholder (a "Permitted Transferee"). Any attempted
                                         --------------------
Transfer of the Shares not in compliance with this Section 3 shall be null and void, and the Company shall not in any way give effect to any such impermissible Transfer.

8.   SELLER STOCKHOLDER TRANSFER RESTRICTIONS.

     8.1. Transfer Restrictions.  So long as no default has occurred and is
          ---------------------
continuing under any of the notes issued under the Stock Purchase Agreements, prior to the fourth anniversary of the date hereof, no holder of Seller Shares shall Transfer any of such Seller Shares to any other Person except to another holder of Seller Shares (other than any such holder that received such Shares in a Transfer prohibited by this Agreement) (also a "Permitted Transferee"). Any
                                                  --------------------
attempted Transfer of such Seller Shares not in compliance with this Section 4 shall be null and void, and the applicable Seller shall not in any way give effect to any such impermissible Transfer.

9.   CERTAIN ISSUANCES AND TRANSFERS, ETC.

     9.1. Transfers to Permitted Transferees.  Each holder of Company Shares or
          ----------------------------------
Seller Shares agrees that no Transfer of any such Company Shares or Seller Shares to any Permitted Transferee shall be effective unless such Permitted Transferee has delivered to the Company and the applicable Seller a written acknowledgment and agreement in form and substance reasonably satisfactory to the Company and the applicable Seller that such Company Shares or Seller Shares to be received by such Permitted Transferee shall continue to be subject to all of the provisions of this Agreement and that such Permitted Transferee shall be bound by and be a party to this Agreement as the holder of such Company Shares or Seller Shares, as applicable; provided, however, that no Transfer by any
                                 --------  -------
party to a Permitted Transferee shall relieve such party of any of its obligations hereunder.

10.  PREEMPTIVE RIGHT.

     10.1.  Notice of Sale.  The Company will give to each holder of Company
            --------------
Shares at least 30 days prior written notice of any proposed sale or issuance by the Company of any Common Stock, any stock or security convertible into or exchangeable for Common Stock or any right, warrant or option to acquire Common Stock or such convertible securities ("Common Stock Equivalents") or any
                                       ------------------------
evidence of indebtedness issued in conjunction with Common Stock Equivalents

("Notice of Sale").  The Notice of Sale will identify the number of shares or
----------------
amount of securities to be issued, the class of shares or securities to be issued, the approximate date of issuance, and the price and other terms and conditions of the issuance. The Notice of Sale will also include an offer (the "Offer") to sell to each holder of Company Shares its Proportionate Percentage
 -----
of such securities (the "Offered Securities") at the price and on the other
                         ------------------
terms as are proposed for such sale or issuance, which Offer by its terms shall remain open for a period of 30 days from the date of receipt of such Notice of Sale and which offer may be accepted by any such holder of Company Shares in its sole discretion.

     10.2.  Acceptance.  Each holder of Company Shares shall give written
            ----------
notice to the Company of its intention to accept an Offer prior to the end of the 30-day period of such Offer, setting forth such portion of the Offered Securities which such holder of Company Shares elects to purchase (the "Notice
                                                                        ------
of Acceptance"). If any holder of Company Shares fails to subscribe for its
-------------

Proportionate Percentage of the Offered Securities, such holder of Company Shares will be deemed to have waived its rights with respect to the Offered Securities and the other subscribing holders of Company Shares shall be entitled to purchase such Offered Securities as are not subscribed for by such holder of Company Shares on a pro-rata basis. The Company shall notify each holder of Company Shares five days following the expiration of the 30-day period described above of the amount of Offered Securities which each holder of Company Shares may purchase pursuant to the foregoing sentence, and each holder of Company Shares shall then have 10 days from the delivery of such notice to indicate such additional amount, if any, that such holder of Company Shares wishes to purchase.

          10.2.1.  Irrevocable Acceptance.  The receipt by the Company of each
                   ----------------------
     subscribing holder of Company Shares' Notice of Acceptance shall be irrevocable except as hereinafter provided.

          10.2.2.  Time Limitation.  If at the end of the 180th day following
                   ---------------
     the date of the effectiveness of the Notice of Sale the Company has not completed the issuance, each subscribing holder of Company Shares shall be released from its obligations under the Notice of Acceptance, the Notice of Acceptance shall be null and void, and it shall be necessary for a separate Notice of Sale to be furnished, and the terms and provisions of Section 6.1 and 6.2 separately complied with, in order to consummate such issuance pursuant to this Section 6.

     10.3.  Closing.  Upon the closing of the sale or issuance as to which the
            -------
Company has given notice under Section 6.1, each subscribing holder of Company Shares shall purchase from the Company, and the Company shall sell to each subscribing holder of Company Shares, the Offered Securities subscribed for by such holder of Company Shares at the terms specified in the Offer, which shall be the same terms at which all other persons or entities acquire such securities in connection with such sale or issuance. The closing of an issuance pursuant to
Section 6 shall take place at such time and place as the Company shall specify by notice to each subscribing holder of Company Shares. At the closing of any issuance under this Section 6.3, each subscribing holder of Company Shares shall be delivered the notes, certificates or other instruments evidencing the securities to be issued to such holder of Company Shares, registered in the name of such holder of Company Shares or his designated nominee, free and clear of any liens or encumbrances, with any transfer tax stamps affixed, against delivery by such holder of Company Shares of the applicable consideration.

     10.4.  Excluded Transactions. Notwithstanding the preceding provisions of
            ---------------------
this Section 6, the provisions of this Section 6 shall not restrict:

          10.4.1. Any issuance by the Company of Common Stock upon the exercise or conversion of any Common Stock, Options or Convertible Securities outstanding on the date hereof or issued after the date hereof in compliance with the provisions of this Section 6;

     Stock, Options or Convertible Securities to officers, employees, directors or consultants of the Company or its subsidiaries as compensation for services;

          10.4.2. Any issuance by the Company of shares of Common Stock, Options or Convertible Securities in connection with any business combination or acquisition transaction involving the Company or any of its subsidiaries in a bona fide third party transaction; and

          10.4.3. Any issuance by the Company of Common Stock pursuant to any Public Offering.

     10.5.  Post-Issuance Notice.  Notwithstanding the notice requirements of
            --------------------
Sections 6.1, the Company may proceed with any issuance prior to having complied with the provisions of Section 6.1; provided that the Company shall:
                                    --------

          10.5.1. provide to each holder of Company Shares with (i) prompt notice of such issuance and (ii) the Notice of Sale described in Section
     6.1 in which the actual price per unit of Offered Securities shall be set forth; and

          10.5.2. permit each holder of Company Shares to purchase from the Company what would have been each holder of Company Shares' Proportionate Percentage of such issuance had the Company delivered the Notice of Sale in compliance with Section 6.1, such purchase to be at the same price and subject to the same terms as such issuance.

11.  REMEDIES.

     11.1.  Generally.  The Company and each holder of the Company Shares and
            ---------
Seller Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Company Shares or Seller Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

12.  LEGENDS.

     12.1.  Restrictive Legend.  Each certificate representing the Company
            ------------------
Shares and the Seller Shares shall have the following legend endorsed conspicuously thereupon:

          The sale, encumbrance or other disposition of the shares of stock represented by this certificate, are subject to the provisions of a Stockholders Agreement to which the issuer and certain of its stockholders are party, a copy of which may be inspected at the principal office of the issuer or obtained from the issuer without charge.

     Any person who acquires Company Shares or the Seller Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares or Seller Shares, as applicable.

     12.2.  1933 Act Legends.  Each certificate representing Company Shares
            ----------------
shall have the following legend endorsed conspicuously thereupon:

          The securities represented by this certificate were issued in a private placement, without registration under the Securities Act of 1933, as amended (the "Act"), and may not be sold, assigned, pledged or otherwise
                      ---
     transferred in the absence of an effective registration under the Act covering the transfer or an opinion of counsel, satisfactory to the issuer, that registration under the Act is not required.

     12.3.  Stop Transfer Instruction.  The Company will instruct any transfer
            -------------------------
agent not to register the Transfer of any Shares, and no such Transfer shall be effective, until the conditions specified in the foregoing legends are satisfied.

     12.4.  Termination of 1933 Act Legend.  The requirement imposed by Section
            ------------------------------
8.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under paragraph (k) of Rule 144, the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 8.2 hereof.

13.  AMENDMENT, TERMINATION, ETC.

     13.1.  Oral Modifications.  This Agreement may not be orally amended,
            ------------------
modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

     13.2.  Written Modifications.  This Agreement may be amended, modified,
            ---------------------
extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company and the Stockholders.

     13.3.  Termination.  No termination under this Agreement shall relieve any
            -----------
Person of liability for breach prior to termination.

14.  DEFINITIONS.  For purposes of this Agreement:

     14.1.  Certain Matters of Construction.  In addition to the definitions
            -------------------------------
referred to or set forth below in this Section 10

          (a) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

          (b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

          (c) The masculine, feminine and neuter genders shall each include the other.

     14.2.  Definitions.  The following terms shall have the following meanings:
     -----  -----------

          "Agreement" shall have the meaning set forth in the Preamble.
           ---------

          "Closing" shall have the meaning set forth in Section 1.1.
           -------

          "Common Stock Equivalents" shall have the meaning set forth in Section
           ------------------------
          6.1.

          "Company" shall have the meaning set forth in the Preamble.
           -------

          "Company Shares" mean the shares of Common Stock of the Company issued
           --------------
     to the Shareholders pursuant to the Purchase Agreements; provided, however,
                                                              --------  -------
     that such Company Shares shall cease to be Company Shares for purposes of this Agreement upon the Transfer of such Company Shares (other than to a Permitted Transferee) in a transaction not prohibited by the Agreement.

          "Convertible Securities" shall mean any evidence of indebtedness,
           ----------------------
     shares of stock (other than Common Stock) or other securities (other than Options) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

          "Notice of Acceptance" shall have the meaning set forth in Section
           --------------------
6.2.

          "Notice of Sale" shall have the meaning set forth in Section 6.1.
           --------------

          "Offer" shall have the meaning set forth in Section 6.1.
           -----

          "Offered Securities" shall have the meaning set forth in Section 6.1.
           ------------------

          "Options" shall mean any options or warrants to subscribe for,
           -------
     purchase or otherwise
     acquire either Common Stock or Convertible Securities.

          "Person" shall mean any individual, partnership, corporation, company,
           ------
     association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

          "Proportionate Percentage" shall mean with respect to any holder of
           ------------------------
     Company Shares (i) the number of shares of Common Stock held by such holder of Company Shares divided by (ii) the aggregate number of issued and
                       ------- --
     outstanding shares of Common Stock.

          "Public Offering" shall mean a bona fide underwritten public offering
           ---------------
     through a recognized broker dealer and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

          "Put Closing Date" shall have the meaning set forth in Section 2.3.
           ----------------

          "Put Notice" shall have the meaning set forth in Section 2.1.
           ----------

          "Put Option" shall have the meaning set forth in Section 2.1.
           ----------

          "Put Price" shall have the meaning set forth in Section 2.2.
           ---------

          "Rule 144" shall mean Rule 144 under the Securities Act (or any
           --------
     successor Rule).

          "Securities Act" shall mean the Securities Act of 1933, as in effect
           --------------
     from time to time.

          "Sellers" shall have the meaning set forth in the Preamble.
           -------

          "Seller Shares" shall have the meaning set forth in the Preamble.
           -------------

          "Stock Purchase Agreements" shall have the meaning set forth in the
           -------------------------
     Recitals.

          "Transfer" shall mean any sale, pledge, assignment, encumbrance or
           --------
     other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

15.  MISCELLANEOUS.

     15.1.  Authority; Effect.  Each party hereto represents and warrants to and
            -----------------
agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

     15.2.  Notices.  Any notices and other communications required or
            -------
permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by Federal Express, DHL or UPS, (ii) by facsimile (with confirmation of receipt) or (iii) by registered or certified mail, postage prepaid, in each case, addressed as follows:

          If to the Company:

                    Aerovox Incorporated
                    740 Belleville Avenue
                    New Bedford, MA  02745
                    Attention:  Jeffrey A. Templer
                    Facsimile:  508-910-3179

               with a copy to:

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110
                    Attention:   David A. Fine
                    Facsimile:  617-951-7050

          If to a Seller, to such Seller at the address set forth for such Seller in the Stock Purchase Agreement to which such Seller is a Party.

     Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

     Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered or sent via facsimile, (b) two business days after being sent by Federal Express, DHL or UPS and (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     15.3.  Binding Effect, etc.  This Agreement constitutes the entire
            -------------------
agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     15.4.  Descriptive Headings.  The descriptive headings of this Agreement
            --------------------
are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

     15.5.  Counterparts.  This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

     15.6.  Severability.  In the event that any provision hereof would, under
            ------------
applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

16.  GOVERNING LAW, CONSENT TO JURISDICTION.

     16.1.  Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

     16.2.  Arbitration; Consent to Jurisdiction.  Any dispute between the
            ------------------------------------
parties which arises hereunder shall be revolved exclusively in accordance with the arbitration procedures set forth in clause 8.13 of the Stock Purchase Agreements. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the jurisdiction of the state courts of the Commonwealth of Massachusetts sitting in the Norfolk County or the United States District Court for the Eastern District of Massachusetts for the purpose of enforcement of any award resulting from such arbitration, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than in the courts and for the purpose described in clause (a) above nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Massachusetts law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.2 hereof is reasonably calculated to give actual notice.

     16.3   WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE
            --------------------
LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF,

DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     16.4 Exercise of Rights and Remedies.  No delay of or omission in the
          -------------------------------
exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.



     [REMAINING OF PAGE INTENTIONALLY LEFT IN BLANK]

     IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.



THE COMPANY:                AEROVOX INCORPORATED


                            BY/S/JEFFREY A. TEMPLER
                            -----------------------
                              Title: Attorney in-fact


THE SELLERS:                HOBIR  HOLDING B.V.

                            BY/S/ FRANCISCO LUCIA SALAZAR
                            ------------------------------
                              Title: Attorney in-fact


                            KATO HOLDING B.V.


                            BY/S/ FRANCISCO LUCIA SALAZAR
                            -----------------------------
                              Title: Attorney in-fact


                            BIRES INVESTMENTS, B.V.


                            BY/S/ FRANCISCO LUCIA SALAZAR
                            -----------------------------
                              Title: Attorney in-fact


                            TAKO HOLDING, B.V.


                            BY/S/ FRANCISCO LUCIA SALAZAR
                            -----------------------------
                              Title: Attorney in-fact

                            KASRI HOLDING B.V.


                            BY/S/ FRANCISCO LUCIA SALAZAR
                            -----------------------------

                              Title: Attorney in-fact


                            RENKO INVESTMETS, B.V.


                            BY/S/ FRANCISCO LUCIA SALAZAR
                            -----------------------------
                              Name: Francisco Lucia Salazar
                              Title: Attorney in-fact



THE SELLER STOCKHOLDERS:

                            BY/S/ ENRIQUE SANCHEZ ALDUNATE
                            ------------------------------

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